UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 1, 2022

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way
Salt Lake City, Utah 84108
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On April 1, 2022, Myriad Genetics, Inc. (the “Company”) settled the qui tam lawsuit that was filed by STF, LLC (“Relator”) against Crescendo Bioscience, LLC (formerly known as Crescendo Bioscience, Inc.), a wholly owned subsidiary of the Company (“Crescendo” and together with the Company, the “Defendants”), and the Company, which is currently pending in the United States District Court for the Northern District of California. The Relator filed the qui tam lawsuit in April 2016 alleging claims concerning Crescendo’s former test, Vectra, and conduct dating back to 2010, under the federal False Claims Act, the California False Claims Act, and the California Insurance Fraud Protection Act (the “CIFPA”). After conducting an investigation of the allegations, in January 2020, the United States Department of Justice declined to intervene in the lawsuit. Also, in January 2020, the State of California declined to intervene.

Pursuant to the terms of the settlement agreements, the Company has agreed to pay a total of $45.25 million to the United States and the State of California and $2.75 million to Relator’s counsel. The Relator has agreed to the dismissal of the lawsuit with prejudice as to the Relator and fully releases all claims against the Defendants and their affiliates, directors, officers, and employees. The State of California has agreed to the dismissal of the lawsuit with prejudice as to the State of California and releases the Defendants from any claims submitted to the State’s Medicaid program or under the CIFPA as a result of certain alleged conduct. The United States Department of Justice has approved the settlement of federal claims, including dismissal of the lawsuit without prejudice as to the United States.

The settlement agreements contain no admission of liability, wrongdoing or responsibility on the part of the Defendants. The Company expressly denies any and all liability for claims alleged in the lawsuit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: April 1, 2022	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Chief Financial Officer